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CUSIP NO. 723465 100                    13D                    Page 8 of 9 Pages

                                                                       Exhibit A

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete, and correct.

Date: June 25, 2003

/s/ Ben T. Morris
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Ben T. Morris

/s/ George L. Ball
------------------------
George L. Ball

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Each Reporting Person certifies only the information in Item 4 regarding, himself.

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